UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2007

SONTRA MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Forge Parkway, Franklin, Massachusetts	02038
(Address of principal executive offices)	(Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Sontra Medical Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated January 1, 2007, as filed with the SEC on January 4, 2007 (the “Original Current Report”) to include certain items that were omitted from the Original Current Report.

The Original Current Report is hereby amended to include the following additional items:

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 of the Original Current Report is hereby incorporated herein by reference. No underwriters were involved with the shares of common stock, the warrants to purchase shares of common stock or the shares issuable upon the exercise of the warrants that the Company expects to issue and sell upon the closing of the Financing (as defined in Item 1.01 of the Original Current Report).

Item 5.01 Changes in Control of Registrant.

(b) Item 1.01 of the Original Current Report is hereby incorporated herein by reference. Upon the closing of the Financing (as defined in Item 1.01 of the Original Current Report) the Company expects that the Purchasers (as defined in Item 1.01 of the Original Current Report) will together own approximately 67% of the issued and outstanding shares of common stock of the Company and that, as a result, a change of control of the Company will occur.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

Date: January 18, 2007

By:  /s/  Harry G. Mitchell

        Harry G. Mitchell

        Interim Chief Executive Officer